UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 12, 2007

Rockford Corporation
(Exact name of registrant as specified in its charter)

Arizona (State or other Jurisdiction of Incorporation)	000-30138 (Commission File Number)	86-0394353 (IRS Employer Identification No.)
600 South Rockford Drive
Tempe, Arizona 85281
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(480) 967-3565
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Financial Officers.
     W. Gary Suttle, Rockford’s CEO, has announced his retirement from Rockford effective February 12, 2007. Mr. Suttle has been Rockford’s CEO since 1992.
     In connection with his retirement as CEO, Rockford has entered into a Retirement and Salary Continuation Agreement with Mr. Suttle under which Rockford will continue to pay Mr. Suttle’s salary and benefits for 24 months after his retirement from the position of CEO. Consistent with his option grants, Mr. Suttle will continue to hold his outstanding stock options during this salary continuation period. All of the options Mr. Suttle holds were vested before his retirement date, except for 6,250 options that were scheduled to vest in November 2007. We have agreed that the 6,250 previously unvested options will become vested immediately in connection with his retirement.
     Mr. Suttle has informed Rockford that he intends to serve the remainder of his term as a director, but that he will not stand for reelection at the conclusion of his term.
Item 7.01. Regulation FD Disclosure.
     On February 14, 2007, Rockford issued a news release regarding Mr. Suttle’s retirement. A copy of the news release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) The following exhibits are furnished herewith:
     99.1 News release of Rockford dated February 14, 2007, “Rockford CEO Gary Suttle Announces Retirement”.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: February 14, 2007

ROCKFORD CORPORATION
By:	/s/ William Jackson
William Jackson
President

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	News release of Rockford dated February 14, 2007, “Rockford CEO Gary Suttle Announces Retirement”.

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